Exhibit 99.1

800 Commerce Inc. Announces Name Change And Trading Symbol Change.

LOS ANGELES, CA--(Marketwired – April 1, 2016) - 800 Commerce Inc. (OTC PINK: ETHG) (www.800Commerce.com), (the “Company”), is pleased to announce that FINRA has processed and approved the Company’s name and symbol change request. Effective today, April 1, 2016, the Company will be known as Petrogress Inc. and trade under the symbol “PGAS”. The new CUSIP number is 71650A101. Shareholders of certificates may trade the shares with existing certificates and are not required to have new certificates issued. Shareholders of the common stock may trade existing common shares under the new symbol.

Safe Harbor Statement

This release contains “forward-looking statements” that include information related to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: the ability of Petrogress Inc. to secure appropriate funding to implement its business plan, the demand for Petrogress’ services, Petrogress’ ability to maintain customer and strategic business relationships. Petrogress Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FORWARD-LOOKING DISCLAIMER: This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties and other factors, which may cause the actual results, performance or achievements of 800 Commerce, Inc. to be materially different from the statements made herein.

Contact:

Petrogress Inc.
561.249.6511
www.Petrogres.com